Exhibit 10.1

BINDING HEADS OF AGREEMENT

PRIVATE AND CONFIDENTIAL

Raptor300 Incorporated (EIN 82-1261377) (Raptor) is the legal and beneficial owner of various intellectual and technological property rights, specifically relating to robotics and AI technologies and their applications.

This Agreement sets out the terms upon which BRAIIN LIMITED (ACN 660 713 093) (Braiin) agrees to acquire 100% of the shares in Raptor held by each of the shareholders of Raptor (the Shareholders).

This Agreement supersedes any and all previous correspondence, agreements or understandings between the parties in respect of the subject matter of this Agreement and is binding on all of the parties to it (Parties). The Shareholders and Raptor of the one part, and Braiin of the other part, must jointly and severally procure that each complies with this Agreement.

1.	Acquisition	Subject to the satisfaction or waiver of the conditions precedent set out in clause 3 below (Conditions Precedent), Braiin agrees to acquire and the Shareholders each agree to sell, all of their fully paid ordinary shares in the capital of Raptor (Raptor Shares), free from encumbrances, for the consideration referred to in clause 2 below (the Acquisition).

2.	Consideration

Subject to the terms and conditions of this Agreement, Raptor agrees to a total consideration of 68% of the fully paid ordinary shares in the capital of Braiin (Shares) (Consideration Shares)

The Consideration Shares will be apportioned amongst the Shareholders and will be issued in full on settlement of the Acquisition (Settlement).

3.	Conditions Precedent	Settlement is conditional upon the satisfaction (or waiver) of the following Conditions Precedent:
(a) Formal Agreement

Prior to listing, a formal Share Acquisition Agreement will be entered into by Braiin and Raptor

(b) Due diligence

Completion of financial, legal and technical due diligence by Braiin on Raptor and the subsidiaries, to the absolute satisfaction of Braiin;

The Condition Precedent in clause 3(a) is for the benefit of Braiin and may only be waived by Braiin giving written notice to the Shareholders. All other Conditions Precedent may only be waived by mutual agreement in writing of Raptor and Braiin.

If the Conditions Precedent are not satisfied (or waived by the Party entitled to the benefit of such Condition Precedent, as the case may be) on or before 5.00pm (WST) on 31 December 2023 (or such other date agreed by the Parties in writing), or become incapable of being satisfied and are not waived (End Date) any Party may terminate this Agreement by notice in writing to the other Parties, in which case, the agreement constituted by this Agreement will be at end and the Parties will be released from their obligations under this Agreement (other than in respect of any breaches that occurred prior to termination).

The Parties will use their best efforts to ensure that the Conditions Precedent are satisfied before the End Date.

4.	Settlement	Settlement will occur on that date which is five (5) business days (Business Days) after the satisfaction (or waiver) of the Conditions Precedent set out in clause 3 (Settlement Date).

At Settlement:

		(a)	Braiin shall allot and issue the Consideration Shares to the Shareholders (or their nominees) in the amounts set out in Annexure B and deliver holding statements to the Shareholders (or their nominees) for those Shares;

		(b)	the Shareholders and Raptor must deliver or cause to be delivered to Braiin:

			(i)	share certificates in respect of the Raptor Shares;

			(ii)	separate instruments of transfer in registrable form for the Raptor Shares in favour of Braiin (as transferee) which have been duly executed by each of the Shareholders in relation to their respective Raptor Shares (as transferors);

			(iii)	the corporate, legal, technical and financial records for Raptor;

			(iv)	the written resignations of each of the directors and secretary of Raptor with effect from the Settlement Date confirming that they each have no claim for loss of office or otherwise against Raptor (save for any director who is to remain as agreed with Braiin);

			(v)	a duly completed authority for the alteration of the signatories of each bank account of Raptor in the same manner required by Braiin by written notice before the Settlement Date; and

			(vi)	signed restriction agreements relating to the Consideration Shares in accordance with the NASDAQ Rules (to the extent that NASDAQ requires the Consideration Shares to be escrowed); and

		(c)	the Shareholders must procure that a directors’ meeting of Raptor is held to attend to the following matters (as applicable):

			(i)	the approval of the registration (subject to payment of stamp duty) of the transfers of the Raptor Shares and the issue of new share certificates for the Raptor Shares in the name of Braiin (or its nominee);

			(ii)	recording Braiin (or its nominee) as the holder of the Raptor Shares in Raptor’s register of members;

			(iii)	taking all other steps required under Raptor’s constituent documents and applicable laws to constitute and evidence Braiin (or its nominee) as the sole holder of the Raptor Shares; and

			(iv)	accepting the resignations of each of the directors and secretaries of Raptor with effect from the Settlement Date and the appointment as additional directors and secretary of Raptor of those persons nominated by Braiin by written notice before the Settlement Date.

The Parties’ obligations at Settlement are interdependent and must take place simultaneously, as nearly as possible, unless otherwise agreed by Raptor and Braiin.

If a Party (Defaulting Party) fails to satisfy its obligations under this clause 4 on the day and at the place and time for Settlement then, any other Party (Notifying Party) may give the Defaulting Party a notice requiring the Defaulting Party to satisfy those obligations within a period of ten (10) Business Days from the date of the notice and declaring time to be of the essence. The Parties agree, however, that none of Raptor or the Shareholders can be a Notifying Party, in the event that one or more of them is a Defaulting Party.

If the Defaulting Party fails to satisfy those obligations within those ten (10) Business Days the Notifying Party may, without limitation to any other rights it may have, terminate this Agreement by giving written notice to the other Parties.

5.	Warranties and Indemnities by Raptor

Raptor makes the representations and warranties to Braiin set out in Annexure C both as at the date of this Agreement and on the Settlement Date (except where expressly stated to occur on another date).

Raptor must indemnify and hold Braiin harmless against all losses, claims, costs, demands, liabilities and expenses (Claims) which may be suffered, sustained or incurred by Braiin directly or indirectly as a result of or in respect of a breach by Raptor of any of the covenants, warranties, representations or undertakings referred to or contained in this Agreement.

6.	Warranties and Indemnities by Shareholders	(a)

Each Shareholder makes the Essential Warranties as set out in B to the best of its knowledge, both as at the date of the execution of this Agreement and on the Settlement Date (except where expressly stated to occur on another date).

		(b)	Each Shareholder must severally, but not jointly, indemnify and hold Braiin harmless against all Claims, which may be suffered, sustained or incurred directly by Braiin by reason of any Essential Warranties set out in Annexure C proving to be false, misleading or incorrect in a material respect.

7.	Limitation on Shareholders’ Liability	(a)

Each Shareholder makes the Essential Warranties as set out in Annexure CB to the best of its knowledge, both as at the date of the execution of this Agreement and on the Settlement Date (except where expressly stated to occur on another date).

		(b)	Each Shareholder must severally, but not jointly, indemnify and hold Braiin incurred directly by Braiin by reason of any Essential Warranties set out in Annexure CB proving to be false, misleading or incorrect in a material respect, subject to:

(i) the Claim is notified in writing to Raptor and the Shareholders within 24 months of the Settlement Date; and

(ii) the total of all amounts finally agreed or adjudicated to be payable in respect of all Claims exceeds $20,000.

		(c)	If the Shareholders pay to Braiin an amount by way of compensation or damages for breach of any warranty and Braiin subsequently recovers from a third party any amount relating to such breach, Braiin shall promptly and without delay repay to the Shareholders such amount previously paid by the Shareholders or so much thereof as does not exceed the amount recovered from the third party

		(d)	Each qualification and limitation in this clause 7 is to be construed independently of the others and is not limited by any other qualification or limitation.

		(e)	If any of the representations and warranties set out in Annexure C are incorrect, untrue or misleading, Braiin’s only remedy is in damages and Braiin may not rescind, terminate or revoke this Agreement.

8.	Due Diligence Information

In order for Braiin to complete the due diligence contemplated by the Condition Precedent in clause 3(a), Raptor and the Shareholders acknowledge that Braiin will require, and will be granted on reasonable notice, access to the following information:

		(a)	all financial accounts, company records and company secretarial correspondence of Raptor;

		(b)	all material contracts entered into by Raptor;

		(c)	details of all employees of Raptor and the terms of engagement;

		(d)	details of all insurance policies and banking arrangements/facilities of Raptor;

		(e)	copies of any relevant licences or regulatory approvals held or required by Raptor in order to operate its business;

		(f)	details of all intellectual property of Raptor and documents evidencing registration of all relevant mastheads, trademarks, business names, copyright material and patents;

		(g)	details of all freehold and leasehold properties owned or occupied by Raptor, including all relevant agreements in respect of those properties;

			(i)	details of any constituent documents (e.g. constitution/articles of association or shareholders agreement);

			(ii)	details of all equity securities on issue (e.g. shares, options, convertible notes) and any agreement, intention or obligation to issue further equity securities;

		(h)	details of all fixed assets and plant owned by Raptor; and

		(i)	details of any known circumstances which might give rise to any litigation, arbitration, dispute or claim involving Raptor.

The Shareholders agree to procure Raptor to make the information set out above available to Braiin.

9.	Maintaining Status Quo	(a)

Other than as contemplated in this Agreement, or as disclosed fully and fairly in writing to Braiin before the date of execution of this Agreement, or with the prior written approval of Braiin (such approval not to be unreasonably withheld or delayed), until Settlement, Raptor must not (and the Shareholders must procure that Raptor does not):

			(i)	undertake or allow any material business change;

			(ii)	enter into any material contract or incur any material liability other than in the ordinary course of business;

			(iii)	dispose of the whole, or a substantial part, of its business or assets;

			(iv)	vary or reduce its capital structure;

			(v)	issue, or agree to issue, any equity or debt securities, or grant or agree to grant any rights over existing issued capital, or rights to be issued securities;

			(vi)	alter or agree to alter its constitution;

			(vii)	declare any dividends or distribute any assets;

			(viii)	cause to occur, by act or omission, an event or series of events, whether related or not, which may have, from the perspective of Braiin, a material adverse effect on the business, assets or financial condition of Raptor or on the transactions contemplated by this Agreement; and

			(ix)	create or permit the creation of any encumbrance over the assets of Raptor or its subsidiaries.

10.	Exclusivity	During the period from the date of execution of this Agreement until the earlier of Settlement or termination of this Agreement, each of Raptor and the Shareholders and the Company agree that:

		(a)	they will not participate in any negotiations or discussions with, or provide any information to, or accept or enter into any agreement, arrangement or understanding with, any third parties in respect of a transaction that may reduce the likelihood of success of the transactions contemplated by this Agreement and will also cease any existing discussions or negotiations regarding such transactions;

		(b)	they will not engage with any other third party other than advisors, accountants or lawyers in connection with the sale of all or any Raptor Shares, or any of Raptor’s business, assets or undertaking;

		(c)	they will not provide any third party with any information regarding Raptor or its business, assets or undertakings, other than in the ordinary course of its ordinary business;

11.	Formal Agreement	Notwithstanding the fact that this Agreement is legally binding on the Parties, if requested by Braiin, Raptor and the Shareholders agree to enter into a formal share sale agreement to more fully document the terms of the Acquisition (to be prepared by Braiin’s solicitors) which shall be in terms acceptable to the Parties (acting reasonably) and which shall be consistent with the terms set out in this Agreement, except to the extent otherwise agreed by the Parties.

12.	Confidentiality	Each Party is to keep confidential the terms of this Agreement and any other information obtained from another during the negotiations preceding the execution of this Agreement or in the course of furthering the transactions contemplated by this Agreement whether in the course of conducting due diligence or otherwise (Confidential Information), and is not to disclose it to any person except:

		(a)	to officers, employees, shareholders, legal advisers, auditors and other consultants requiring the information for the purposes of this Agreement;

		(b)	with the consent of the Party or Parties which own the Confidential Information;

		(c)	if the information is, at the date of this Agreement, lawfully in the possession of the recipient of the information through sources other than any of the other Parties;

		(d)	if required by law or a stock exchange;

		(e)	if strictly and necessarily required in connection with legal proceedings relating to this Agreement;

		(f)	if the information is generally and publicly available other than as a result of a breach of confidence; or

		(g)	to a financier or prospective financier (or its advisers) of a Party.

A Party disclosing Confidential Information must use all reasonable endeavours to ensure that persons receiving the Confidential Information from it do not disclose the Confidential Information except in the circumstances permitted in this clause.

The obligations under this clause contain obligations separate and independent from the other obligations of the Parties and remain in existence for a period of two years from the date of this Agreement, regardless of any termination of this Agreement.

For the avoidance of doubt, the Parties acknowledge and agree that Braiin, subject to and conditional upon receiving conditional approval to list on the NASDAQ is subject to continuous disclosure obligations applicable to that exchange. Accordingly, details of this Agreement, Raptor, the Shareholders and the assets and undertaking of Raptor (potentially among other information) will need to be disclosed in announcements to NASDAQ.

13.	Further Acts	Each Party will promptly do and perform all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that Party) required by law or reasonably required by the other Party to give effect to this Agreement.

14.	Governing Law	This Agreement is governed by and construed in accordance with the laws of Western Australia. Each Party irrevocably submits to the non-exclusive jurisdiction of the courts of Western Australia, and the courts competent to determine appeals from those courts with respect to any proceedings which may be brought at any time relating to this Agreement.

15.	Assignment	No Party may assign, novate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other Party.

16.	Costs	Each Party shall bear their own legal costs of and incidental to the preparation, negotiation and execution of this Agreement.

Braiin will pay any stamp duty assessed on or in respect of this Agreement.

17.	Tax	(a) In the event a supply made by one Party to another under this Agreement is subject to a value added or similar tax, the price stated in this Agreement is exclusive of such tax and the recipient of such a supply must pay to the other Party an amount equal to the amount of any such tax in addition to any amount stated in this Agreement and at the same time.

(b) Any payment of such tax is subject to the other Party providing any invoice or similar documentation required by law with respect to such tax.

(c) No Party makes any representation to the other with regard to the intended tax consequences of the Acquisition.

18.	Remedies	The rights, power and remedies provided in this Agreement are cumulative with and not exclusive to the rights, power or remedies provided by law independently of this Agreement.

19.	Variation	No modification or alteration of the terms of this Agreement shall be binding unless made in writing dated subsequent to the date of this Agreement and duly executed by all Parties.

20.	Notices	Each notice authorised or required to be given to a Party shall be in writing and may be delivered personally or sent by properly addressed prepaid mail in each case addressed to the Party at its address set out in below:

In the case of Braiin:

Address: 283 Rokeby Road Subiaco WA 6008

Email: darren@braiin.com

Attention: Darren McVean

In the case of Raptor and the Shareholders:

Address: 41 River Terrace, #3906 New York, NY 10282

Email: natraj@raptor300.com

Attention: Natraj Balasubramanian

21.	Severability	If any term or provision of this Agreement is invalid, illegal or unenforceable such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement.

22.	Waiver	Without limiting any other provision of this Agreement, the Parties agree that:

(a) failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this Agreement by a Party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this Agreement;

(b) a waiver given by a party under this Agreement is only effective and binding on that Party if it is given or confirmed in writing by that Party; and

(c) no waiver of a breach of a term of this Agreement operates as a waiver of another breach of that term or of a breach of any other term of this Agreement.

23.	Counterparts	This Agreement may be executed in any number of counterparts. All counterparts will be taken to constitute one instrument. Signatures my means of electronic communication are taken to be valid and binding to the same extent as original signatures.

24.	Interpretation	In this Agreement:

(a) headings are for convenience only and do not affect its interpretation;

(b) no provision of this Agreement will be construed adversely to a party because that party was responsible for the preparation of this Agreement or that provision;

(c) specifying anything after the words “include” or “for example” or similar expressions does not limit what else is included;

and unless the context otherwise requires:

(d) an obligation or liability assumed by, or a right conferred on, two or more Parties binds or benefits all of them jointly and each of them severally;

(e)	the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(f)	a reference to any party includes that party’s executors, administrators, successors and permitted assigns, including any person taking by way of novation;

(g)	a reference to a body, other than a party to this Agreement whether statutory or not:

(i) which ceases to exist; or

(ii) whose powers or functions are transferred to another body,

is a reference to the body which replaces it or substantially succeed its powers or functions;

(h)	a reference to any document (including this Agreement) is to that document as varied, novated, ratified or replaced from time to time;

(i)	a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(j)	words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

(k)	reference to parties, clauses, schedules, exhibits or annexure are references to parties, clauses, schedules, exhibits and annexure to or of this Agreement and a reference to this Agreement includes any schedule, exhibit or annexure to this Agreement;

(l)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(m)	a reference to time is to Western Standard Time as observed in Perth, Western Australia;

(n)	if a period of time is specified and dates from a given day or the day of an event, it is to be calculated exclusive of that day;

(o)	a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(p)	if an act prescribed under this Agreement to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

(q)	a reference to a payment is to a payment by bank cheque or such other form of cleared funds the recipient otherwise allows in the relevant lawful currency specified;

(r)	a reference to $ or dollar is to the lawful currency of the Commonwealth of Australia; and

(s)	a reference to a party using or an obligation on a party to use reasonable endeavours or its best endeavours does not oblige that party to:

(i) pay money:

(A)	in the form of an inducement or consideration to a third party to procure something (other than the payment of immaterial expenses or costs, including costs of advisers, to procure the relevant thing); or
(B)	in circumstances that are commercially onerous or unreasonable in the context of this Agreement;

(ii)	provide other valuable consideration to or for the benefit of any person; or

(iii)	agree to commercially onerous or unreasonable conditions.

If the terms and conditions set out above are acceptable, please execute this Agreement in the appropriate place below.

Dated this 26th day of July 2022.

EXECUTED by BRAIIN LIMITED ACN 660 713 093	EXECUTED by BRAIIN LIMITED ACN 660 713 093

in accordance with section 127 of the Corporations Act 2001 (Cth)	in accordance with section 127 of the Corporations Act 2001 (Cth)

/s/ Jay Stephenson	/s/ Darren McVean
Signature of director	Signature of director

Jay Stephenson	Darren McVean
Name of director	Name of director

EXECUTED by Raptor300 Incorporated (EIN 82-1261377)

in accordance with section 127 of the Corporations Act 2001 (Cth):

/s/ Natraj Balasubramanian
Signature of director

Natraj Balasubramanian
Name of director

ANNEXURE A – SUBSIDIARIES

Company Name	Registered Location	Date of Incorporation	Company ID
Raptor300 Inc.	New York, USA	??	??
Raptor Australia Pty Ltd	Australia	25/02/2022	ACN 657 620 696
Raptor300	Sri Lanka	??	PV131674

ANNEXURE B – RAPTOR SHAREHOLDERS AND CONSIDERATION SHARES

Shareholder Name	Contact Details	Raptor Shares Held	Respective Proportion (%)
Natraj Balasubramanian
Total

ANNEXURE C – REPRESENTATIONS AND WARRANTIES BY RAPTOR AND SHAREHOLDERS

The representations and warranties given by Raptor (with respect to all representations and warranties) and by each Shareholder (being the representations and warranties in (a), (b), (c), (e), (g), (j), (k), (l)(ii), (m)(ii), (q)(ii), (s), (ee), (ff), (gg), (hh) (Essential Warranties), provided that a Shareholder shall be deemed to only be providing a representation and warranty about itself and not about another Shareholder) are as follows:

(a)	Incorporation

Raptor is incorporated in Australia and is incorporated and validly existing in accordance with the laws of its place of incorporation. Each Shareholder that is a company is validly incorporated, organised and subsisting in accordance with the laws of its place of incorporation.

(b)	Power and capacity

Raptor and the Shareholders each have full power and lawful authority to execute and deliver this Agreement and to observe and perform, or cause to be observed or performed, all of their obligations in and under this Agreement without breach or causing the breach of applicable laws.

(c)	Authority

The execution, delivery and performance of this Agreement has been duly and validly authorised by all necessary corporate action on behalf of Raptor and the necessary action on behalf of the Shareholders.

(d)	Issued capital

No equity securities, debt securities or hybrid securities are on issue in Raptor other than as set out in Annexure B.

(e)	Title

The Shareholders are each the legal and beneficial owners of the shares in the capital of Raptor set out in Annexure B which are free of all encumbrances and other third party interests or rights and comprise the total issued share capital of Raptor.

(f)	No right to subscribe

No person has any right or option to subscribe for or otherwise to acquire any further shares or other equity, debt or hybrid securities in Raptor other than as set out in Annexure B .

(g)	Free of encumbrances

The Shareholders are able to sell and transfer their shares in Raptor without the consent of any other person and free of any encumbrance, pre-emptive rights or rights of first refusal.

(h)	No options

There are no outstanding options, contracts, calls, first refusals, commitments, rights or demands of any kind relating to the issued or unissued capital of Raptor other than as set out in Annexure B .

(i)	No other allotments

Raptor is not under any obligation to allot any shares or any other equity, debt or hybrid securities to any person or persons, or otherwise to alter the structure of any part of its unissued share capital, and Raptor is not under any obligation to give any option over any part of its unissued capital nor has Raptor offered to do any of the matters stated in this sub-paragraph other than as set out in Annexure B .

(j)	Fully paid

100% of the issued shares of Raptor are owned by the Shareholders in the amounts set out in Annexure B , are fully paid and no money is owing in respect of them.

(k)	No legal impediment

The execution, delivery and performance by the Shareholders of this Agreement complies with:

(i)	each law, regulation, authorisation, ruling, judgement, order or decree of any government agency;

(ii)	the constitution or other constituent documents of the Shareholders; and

(iii)	any security interest or document which is binding on the Shareholders in relation to their shares in Raptor.

(l)	No Event of Insolvency

No event of insolvency has occurred in relation to:

(i)	Raptor nor is there any act which has occurred, or any omission made, which may result in an event of insolvency occurring in relation to Raptor; and

(ii)	a Shareholder nor is there any act which has occurred, or any omission made, which may result in an event of insolvency occurring in relation to such Shareholders (if a company).

(m)	No litigation:

(i)	Raptor and the directors of Raptor are not involved in any litigation, arbitration or administrative proceeding relating to claims or amounts relating to Raptor nor is any such litigation, arbitration or administrative proceeding pending or threatened.

(ii)	There is no litigation or proceeding pending or threatened against a Shareholder which may defeat, impair, detrimentally affect or reduce the right, title and interest of Raptor in the assets or of such Shareholder in the Raptor Shares.

(n)	No claims remain unpaid

There are no material claims made but unpaid under any existing or previous insurance policies held by Raptor, and no material threatened or pending claims, and there are no events or circumstances which may give rise to any such claim.

(o)	No failure to claim

Raptor has not failed to give any notice or to present any claim with respect to its assets, undertaking or business under any existing insurance policy.

(p)	Investigations

Raptor is not the subject of any investigation by any regulatory body of any country nor is any such investigation pending or threatened.

(q)	Tax Investigations:

(i)	Raptor is not the subject of any investigation or audit by the tax office of any country or state nor is any such investigation or audit pending or threatened.

(ii)	No Shareholder is the subject of any investigation or audit by the tax office of any country or state nor is any such investigation or audit pending or threatened, which may defeat, impair, detrimentally affect or reduce the right, title and interest of Raptor in the assets or of such Shareholder in the Raptor Shares.

(r)	Compliance with laws and agreements

Raptor is not in material breach of any provision of any relevant laws or material contract or agreement to which Raptor is party.

(s)	Consistency

The execution, delivery and performance of this Agreement by Raptor and the Shareholders does not conflict with or result in a breach of any obligation (including, without limitation, any statutory, contractual or fiduciary obligation) or constitute or result in any default under any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which Raptor or each Shareholder is a party or is subject or by which it is bound.

(t)	Subsidiaries

Raptor does not have any subsidiaries and holds no interest or ownership in any other entity.

(u)	Contracts

Every material contract, instrument or other commitment to which Raptor is a party is set out in Annexure E, is valid and binding according to its terms and no party to any such commitment or contract is in material default under the terms of that commitment or contract.

(v)	Liabilities

Raptor does not have any liabilities.

(w)	Accounts

The Last Accounts:

(i)	disclose a true and fair view of the state of the affairs, financial position and assets and liabilities of Raptor as at the balance date disclosed in the Last Accounts (Balance Date);

(ii)	includes all such reserves and provisions for tax as are adequate to cover all tax liabilities (whether or not assessed and whether actual, contingent, deferred or otherwise) of Raptor up to the Balance Date;

(iii)	contain adequate provisions in respect of all other liabilities (whether actual, contingent, deferred or otherwise) of Raptor as at the Balance Date and proper disclosure (in note form) of any contingent or other liabilities not included or provided therein; and

(iv)	were prepared:

(A)	in accordance with the relevant accounting standards prescribed by the jurisdiction(s) in which it operates and applied on a consistent basis and without making any revaluation of assets; and

(B)	in the manner described in the notes to them.

(x)	Records properly kept

All books of accounts and other records of any kind of Raptor:

(i)	have been fully, properly and accurately kept on a consistent basis and completed in accordance with proper business and accounting practices and all applicable statutes;

(ii)	have not had any material records or information removed from them;

(iii)	do not contain or reflect any material inaccuracies or discrepancies;

(iv)	give and reflect a true and fair view of the trading transactions, or the financial and contractual position of Raptor and of its assets and liabilities; and

(v)	are in the possession of Raptor.

(y)	Assets Owned by Raptor

All the fixed asset, current assets and other assets and property owned by Raptor are:

(i)	legally and beneficially owned by Raptor free of encumbrances (and, in particular, no such assets are the subject of any hire purchase agreement or credit purchase agreement or any agreement for payment of deferred terms); and

(ii)	not used by any person, other than Raptor.

(z)	No other operations or assets:

Other than as disclosed in writing to Braiin prior to the date of this Agreement, Raptor has no operations, assets or agreements.

(aa)	Licenses and approvals

Other than as disclosed in writing to Braiin prior to the date of this Agreement, Raptor has all permits, license, authorities, registrations and approvals necessary for properly carrying on its business and Raptor and the Shareholders are not aware of any circumstance or fact which may result in the revocation, variation or non-renewal in any material respect of any such permits, licenses, authorities, registrations and approvals.

(bb)	Employees and contractors

At Settlement, to the extent permitted by written consent from Braiin, Raptor has no directors, managers, officers, employees, agents, consultants or contractors and no claim or obligations exists or will exist at Settlement in relation to any existing, proposed or previous directors, managers, officers, employees, agents, consultants or contractors of Raptor.

(cc)	Financings

There are no:

(i)	financing arrangements entered into by or on behalf of Raptor for the borrowing of money;

(ii)	debentures, bonds, notes or similar debt instruments issued by Raptor;

(iii)	guarantees given by Raptor, or to which Raptor is otherwise subject, in relation to Raptor or any other person;

(iv)	encumbrances over the assets or undertaking or Raptor, or its business or securities; or

(v)	financing arrangements that restrict the disposal of Raptor.

(dd)	All material information

Any information known to Raptor or the Shareholders concerning Raptor which might reasonably be regarded as material to a purchaser for value of Raptor Shares has been disclosed to Braiin or its advisers and is true and accurate in all material respects, excluding information that is publicly available regarding the satellite and communications industries.

(ee)	No competing interests

As that the date of this Agreement, the Shareholders of Raptor do not have any interest in any company or business which has a close trading relationship with or which is in direct competition with the business of Raptor.

(ff)	No Trust

Each Shareholder and Raptor enters into and performs this Agreement on its own account and not as trustee for or nominee of any other person.

(gg)	No sums owing

No sums are now owing or will at Settlement be owing by Raptor to the Shareholders or to any company or person related to the Shareholders, except as disclosed in writing prior to the date of this Agreement.

(hh)	Capital expenditure

There are no outstanding commitments of Raptor for capital expenditure.

(ii)	No profit sharing

Raptor is not a party to any agreement, arrangement or understanding where it is or will be bound to share profits or waive or abandon any rights, except as disclosed within or prior to the date of this Agreement.

(jj)	No Power of Attorney

There are no powers of attorney given by Raptor in favour of any person which may come into force in relation to the business, assets or undertaking of Raptor.

ANNEXURE D – REPRESENTATIONS AND WARRANTIES BY BRAIIN

Braiin makes the following representations and warranties to the Shareholders:

(a)	Incorporations

Braiin Limited is a corporation as that expression is defined in the Australian Corporations Act having limited liability, registered (or taken to be registered) and validly existing under the Corporations Act;

(b)	Power and capacity

Braiin has full power and lawful authority to execute and deliver this Agreement and to observe and perform, or cause to be observed or performed, all of its obligations in and under this Agreement without breach or causing the breach of applicable laws.

(c)	Authority

The execution, delivery and (subject to Settlement) performance of this Agreement has been duly and validly authorised by all necessary corporate action on behalf of Braiin;

(d)	Issued capital

No equity securities, debt securities, or hybrid securities are on issue in Braiin other than as set out further below.

(e)	No right to subscribe

No person has any right or option to subscribe for or otherwise to acquire any further shares or other equity, debt or hybrid securities in Braiin other than as set out below.

(f)	Free of encumbrances

On Settlement, Braiin will be able to issue the Consideration Shares without the consent of any other person and free of any encumbrance or pre-emptive rights or rights of first refusal.

(g)	Encumbrances: Braiin has not granted or registered and there is not in existence any encumbrance over any assets of Braiin;

(h)	No options

There are no outstanding options, contracts, calls, first refusals, commitments, rights or demands of any kind relating to the issued or unissued capital of Braiin other than as set out below.

(i)	No other allotments

Braiin is not under any obligation to allot any shares or any other equity, debt or hybrid securities to any person or persons, or otherwise to alter the structure of any part of its unissued share capital, and Braiin is not under any obligation to give any option over any part of its unissued capital nor has Braiin offered to do any of the matters stated in this paragraph other than as set out below.

(j)	Fully paid

100% of the issued shares of Braiin are fully paid and no money is owing in respect of them.

(k)	Ranking

The Consideration Shares will be credited as fully paid and rank pari passu in all respects with all other fully paid ordinary shares on issue.

(l)	No legal impediment

The execution, delivery and (subject to Settlement) performance by Braiin of this Agreement complies with:

(i)	each law, regulation, authorisation, ruling, judgement, order or decree of any government agency;

(ii)	the constitution or other constituent documents of Braiin; and

(iii)	any security interest or document, which is binding on Braiin.

(m)	No Event of Insolvency

No event of insolvency has occurred in relation to Braiin, nor is there any act which has occurred or to the best of its knowledge, is anticipated to occur which is likely to result in an event of insolvency in relation to Braiin;

(n)	No litigation

Braiin is not a party to any investigation, prosecution, litigation, legal proceeding, arbitration, mediation or any other form of dispute resolution, and to the best of its knowledge, no such proceedings are pending or threatened and there is no circumstance or fact that is likely to give rise to any such proceedings;

(o)	No claims remain unpaid

There are no material claims made but unpaid under any existing or previous insurance policies held by Braiin, and no material threatened or pending claims, and there are no events or circumstances which may give rise to any such claim.

(p)	No failure to claim

Braiin has not failed to give any notice or to present any claim with respect to its assets, undertaking or business under any existing insurance policy.

(q)	Investigations

Braiin is not the subject of any investigation by any regulatory body of any country nor is any such investigation pending or threatened.

(r)	Tax Investigations

Braiin is not the subject of any investigation or audit by the tax office of any country or state nor is any such investigation or audit pending or threatened.

(s)	Compliance with laws and agreements

Braiin is not in material breach of any provision of any relevant laws or material contract or agreement to which Braiin is party.

(t)	Consistency

The execution, delivery and (subject to Settlement) performance of this Agreement by Braiin does not conflict with or result in a breach of any obligation (including, without limitation, any statutory, contractual or fiduciary obligation) or constitute or result in any default under any material provision of any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which Braiin is a party or is subject or by which it is bound.

(u)	Subsidiaries

Braiin does not have any subsidiaries and holds no interest or ownership in any other entity.

(v)	No Trust

Braiin enters into and performs this Agreement on its own account and not as trustee for or nominee of any other person.

(w)	No Power of Attorney

There are no powers of attorney given by Braiin in favour of any person which may come into force in relation to the business, assets or undertaking of Braiin.